Exhibit 99.1

BYNORDIC ACQUISITION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

byNordic Acquisition Corporation

Opinion on the Financial Statement

We have audited the accompanying balance sheet of byNordic Acquisition Corporation (the “Company”) as of February 11, 2022, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of February 11, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
February 22, 2022

BYNORDIC ACQUISITION CORPORATION
BALANCE SHEET

February 11, 2022

Assets
Cash	$1,706,930
Prepaid expenses	451,915
Total current assets	2,158,845
Prepaid expenses, non-current	103,361
Cash held in Trust Account	153,000,000
Total assets	$155,262,206

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accrued offering costs and expenses	$92,116
Promissory Note - Related Party	443,094
Due to Sponsor	1,429
Due to related party	13,713
Over-allotment option liability	144,230
Total current liabilities	694,582
Deferred legal fee	175,000
Deferred underwriters' discount	5,250,000
Total liabilities	6,119,582

Commitments and contingencies (Note 6)
Class A common stock subject to possible redemption, 15,000,000 shares at redemption value of $10.20	153,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 850,000 shares issued and outstanding (excluding 15,000,000 shares subject to possible redemption)	85
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575
Additional paid-in capital	-
Accumulated deficit	(3,858,036)
Total stockholders’ deficit	(3,857,376)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$155,262,206

(1)	Includes an aggregate of 750,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. On February 16, 2022, the underwriters fully exercised their over-allotment option resulting in no founder shares subject to forfeiture and the de-recognition of the over-allotment option on the balance sheet.

The accompanying notes are an integral part of the financial statement.

BYNORDIC ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENT

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

byNordic Acquisition Corporation (the “Company”) was incorporated in Delaware on December 27, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of February 11, 2022, the Company had not commenced any operations. All activity for the period from December 27, 2019 (inception) through February 11, 2022 relates to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering (as defined below).

The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO was declared effective on February 8, 2022 (the “Effective Date”). On February 11, 2022, the Company consummated its Initial Public Offering (“IPO”) of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant of the Company (a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000.

Simultaneously with the closing of the IPO, the Company completed the sale of 8,500,000 shares of the Company’s Class A common stock (the “Private Shares”) at a price of $10.00 per Private Share in a private placement to the Company’s sponsor, Water by Nordic AB (the “Sponsor”), byNordic Holdings LLC (“byNordic Holdings”) and byNordic Holdings II LLC (“byNordic Holdings II”).

Transaction costs amounted to $15,631,735 consisting of $3,000,000 of underwriting commissions, $5,250,000 of deferred underwriting commissions, $6,317,382 in excess fair value of anchor investor shares, $144,230 of over-allotment option liability and $920,123 of other offering costs. The Company’s remaining cash after payment of the offering costs is held outside of the Trust Account for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete its initial Business Combination with one or more target companies having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the IPO on February 11, 2022, an amount of $153,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Shares was placed in a trust account (“Trust Account”) to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, byNordic Holdings, byNordic Holdings II, officers and directors and certain Anchor Investors that purchased Founder Shares in connection with the IPO (see Note 6) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

Each of the Sponsor, byNordic Holdings, byNordic Holdings II, officers and directors and certain Anchor Investors that purchased Founder Shares in connection with the IPO has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company have 15 months from the closing of the IPO to complete a Business Combination as such deadline may be extended for an additional three month period for a total of up to 18 months to complete a Business Combination if the Company’s Sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing the Company's initial Business Combination, pays an additional $0.10 per public share into the Trust Account in respect of such extension period on or prior to the date of the deadline (in connection with which the Company's shareholders will have no right to redeem their public shares), or by such other further extended deadline that the Company may have to consummate a Business Combination beyond 18 months as a result of a stockholder vote to amend the Company's amended and restated certificate of incorporation (in connection with which the Company’s shareholders will have a right to redeem their public shares) (the “Combination Period”). Any payment for the three-month extension for deposit to the Trust Account by the Sponsor or any of its affiliates or designees referred to above is expected to be made in the form of a non-interest bearing loan or loans. The terms of the promissory note to be issued by the Company in connection with any such loans have not yet been negotiated. If the Company complete the Company's initial Business Combination, the Company would expect to repay such loans from funds that are released to the Company from the Trust Account or, at the option of the Sponsor or its affiliates or designees (as applicable), convert all or a portion of the total loaned amount into Private Shares at a price of $10.00 per private share, which Private Shares will be identical to the Private Shares described herein. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. In the event that the Company receives notice from the Sponsor five business days prior to the applicable deadline of its intent to effect an extension in this manner, the Company intends to issue a press release announcing such intention at least three days prior to the deadline. In addition, the Company intends to issue a press release the day after the deadline announcing whether or not the funds have been timely deposited. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the its initial Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the IPO price per Unit ($10.20) (or, if the Company exercise the Company's right to make an additional deposit to the Trust Account in order to extend the deadline for the consummation of the Company's initial Business Combination by an additional three months, $10.30 per share).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share (or $10.30 per Public Share, if applicable) and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share (or $10.30 per share, if applicable) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

Prior to the completion of the IPO, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its IPO at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations one year from the date this financial statement is issued and therefore substantial doubt has been alleviated.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Cash Held in Trust Account

At February 11, 2022, the Company held $153,000,000 in the Trust Account assets which consisted entirely of cash.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of February 11, 2022. The Company held $1,706,930 in cash as of February 11, 2022.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A – “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T – “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $15,631,735 as a result of the IPO (consisting of $3,000,000 of underwriting commissions, $5,250,000 of deferred underwriting commissions $6,317,382 in excess fair value of anchor investor shares, $144,230 of over-allotment option liability and $920,123 of other offering costs. The Company recorded $15,273,095 of offering costs as a reduction of temporary equity in connection with the Public Shares included in the Units. The Company recorded $358,640 as a reduction of permanent equity in connection with the Public Warrants and Private Shares included in the Units that was classified as equity.

Anchor Investors

The Company complies with SAB Topic 5.A to account for the valuation of the Founder shares acquired by the Anchor Investors. The founder shares purchased by the Anchor Investors represent a capital contribution for the benefit of the Company and are recorded as offering costs and reflected as a reduction in the proceeds from the offering and offering expenses in accordance with ASC 470 and Staff Accounting Bulletin Topic 5A. As such, upon sale of the Founder shares to the Anchor Investors the valuation of these shares will be recognized as a deferred offering cost and charged to temporary equity and stockholders’ equity. At February 11, 2022, the Fair value of the Founder shares to the Anchor Investors in excess of the amount paid was $6,317,382.

Stock Based Compensation

The Company complies with ASC 718 Compensation — Stock Compensation regarding founder shares acquired by a director and officer of the Company at the same price acquired by the Sponsor. The acquired shares shall vest upon the Company consummating an initial Business Combination (the “Vesting Date”). If prior to the Vesting Date, the director of officer is removed from office or ceases to be a director or officer, the Company will have the right to repurchase the individual’s founder shares at the price paid by the individual. The founder shares owned by the director or officer (1) may not be sold or transferred, until six months after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has 15 months from the date of the IPO to consummate a business combination, and if a Business Combination is not consummated, the Company will liquidate and the shares will become worthless.

The shares were issued on March 31, 2021, and the shares vest, not upon a fixed date, but upon consummation of an initial business combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Class B shares as of March 31, 2021. The valuation resulted in a fair value of $4.21 per share as of March 31, 2021, or an aggregate of $842,295 for the 200,189 shares. The aggregate amount paid for the transferred shares was approximately $900. The excess fair value over the amount paid is $841,395, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial business combination.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants to be issued in the IPO meet the requirements for equity classification. The Company granted the underwriters a 45-day option from February 8, 2022 to purchase up to 2,250,000 additional Units to cover any over-allotments, if any, at the IPO price less the underwriting discounts and commissions. This over-allotment option meets the requirements as a derivative instrument. On February 16, 2022, the underwriters fully exercised their over-allotment option resulting in the de-recognition of the over-allotment option on the balance sheet.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of February 11, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s shares of Class A common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

As of February 11, 2022, the amount of public common stock reflected on the balance sheet are reconciled in the following table:

Allocated proceeds	$147,000,000
Less: Common stock issuance costs	(15,273,095)
Add: Remeasurement adjustment on redeemable common stock	21,273,095
Class A common stock subject to possible redemption	$153,000,000

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Units

On February 11, 2022, the Company sold 15,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (“Warrant”). Each whole warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Following the closing of the IPO on February 11, 2022, an amount of $153,000,000 ($10.20 per Unit) from the net proceeds of the sale of the public units in the IPO and the sale of the Private Share was placed in a Trust Account.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use its reasonable best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If the Company calls the warrants for redemption for cash, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 4. PRIVATE PLACEMENT

Our Sponsor, byNordic Holdings and byNordic Holdings II have purchased 850,000 Private Shares in the aggregate at $10.00 per share for gross proceeds of $8,500,000 in the aggregate in a private placement that occurred concurrently with the consummation of the Company's initial Business Combination.

The proceeds from the sale of the Private Shares added to the net proceeds from the IPO held in the Trust Account. The holders of the Private Shares will not have any right to amounts held in the Trust Account as holders of the Private Shares. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Shares will be worthless. The proceeds from the sale of the Private Shares will be added to the net proceeds from the IPO to be held in the Trust Account. The holders of the Private Shares will not have any right to amounts held in the Trust Account as holders of the Private Shares. The Private Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Company's initial Business Combination. If the Company does not complete the initial Business Combination within the Combination Period as such deadline may be extended for an additional three month period for a total of up to 18 months to complete the Company's initial Business Combination in connection with the Sponsor or any of its affiliates or designees, upon five business days’ advance notice prior to the date of the deadline for completing the Company's initial Business Combination, paying an additional $0.10 per public share into the trust account in respect of such extension period on or prior to the date of the deadline (in connection with which the Company's stockholders will have no right to redeem their public shares), or by such other further extended deadline that the Company may have to consummate an initial Business Combination beyond 18 months as a result of a stockholder vote to amend the Company's amended and restated certificate of incorporation (in connection with which the Company's stockholders will have a right to redeem their public shares as described herein), the proceeds from the sale of the Private Shares held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 4, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 2,875,000 shares of the Company’s Class B common stock (the “Founder Shares”). During February 2021, the Company effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 Founder Shares.

On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of the Company’s executive officers and directors holding an aggregate of 5,750,000 founder shares. All shares and associated amounts have been retroactively restated to reflect the stock dividend (see Note 7).

The Founder Shares include an aggregate of up 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will own, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the IPO (assuming the Sponsor does not purchase any Public Shares in the IPO and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the Private Shares, any shares of Class A common stock issued to the Sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial Business Combination and any shares issuable upon exercise of the warrants). As of February 11, 2022, the over-allotment option was not exercised and such shares are still subject to forfeiture

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination,, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from related party

As of December 31, 2019, the Sponsor advanced the Company an aggregate of $105,000 to fund expenses in connection with the IPO. The advances were non-interest bearing and payable upon demand. On February 26, 2020, the advances were converted into loans under the Promissory Note (see below).

Promissory note — related party

On February 26, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $300,000 to cover expenses related to the IPO. The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2022 or the completion of the IPO. On February 26, 2020, the Company borrowed $13,750 under the Promissory Note and advances of $105,000 were converted into loans under the Promissory Note.

On May 24, 2021, the Sponsor amended and restated the Promissory Note to increase the principal amount that may be loaned under the promissory note from $300,000 to $400,000. On November 15, 2021, the Sponsor amended and restated the Promissory Note to increase the principal amount that may be loaned under the promissory note from $400,000 to $500,000. The principal balance of the Promissory Note is due on the earlier to occur of (i) March 31, 2022 and (ii) the date on which the Company consummates the IPO pursuant to the amended and restated Promissory Note.

In order to facilitate payments for the Company, the Sponsor may elect to make payments on behalf of the Company that will be loaned under the Promissory Note. As of February 11, 2022, there was $443,094 outstanding under the Promissory Note. On February 14, 2022, the loan was repaid in full out of the offering proceeds that has been allocated to the payment of offering expenses.

Administrative services agreement

Commencing on the effective date of the IPO, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. At February 11, 2022, the Company has accrued $1,429 administrative service fees.

Due to related party

In order to facilitate payments for the Company, parties related to the Company may make payments on behalf of the Company. These amounts due to the related party are non-interest bearing and are due on demand. At February 11, 2022 the Company owed a related party $13,713.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Working Capital Loans may be converted upon completion of a Business Combination into shares of the Class A common stock at a price of $10.00 per share. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. At February 11, 2022, no such Working Capital Loans were outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the Founder Shares, Private Shares and shares of the Class A common stock that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities pursuant to a registration rights agreement entered into with the Company. Rothesay Investment SARL SPF, a member of the Sponsor, has agreed, pursuant to a forward purchase agreement entered into with us, to purchase up to 1,000,000 shares of Class A common stock (referred to herein as the forward purchase shares) at $10.00 per share for gross proceeds up to $10,000,000 in a private placement that will occur concurrently with the consummation of the Initial Business Combination. Rothesay’s purchase of forward purchase shares pursuant to the forward purchase agreement will be subject to the approval of Rothesay’s investment committee or other committee with decision-making authority to purchase the number of forward purchase shares approved by such committee and the other closing conditions set forth in the forward purchase agreement. If Rothesay Investment SARL SPF purchases forward purchase shares pursuant to the forward purchase agreement, the holders of a majority of these forward purchase shares will be entitled to make a single demand that the Company register such forward purchase shares pursuant to a registration rights agreement that will be entered into between the Company and Rothesay. In addition, pursuant to the registration rights agreements, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of the Founder Shares, Private Shares and shares of the Class A common stock that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the conversion of the Founder Shares) and their permitted transferees will be entitled to registration rights pursuant to the registration rights agreement that the Company have entered into with the Sponsor, byNordic Holdings, byNordic Holdings II and the Company's other initial stockholders, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). Rothesay as the holder of the forward purchase shares that it may purchase pursuant to the forward purchase agreement and its permitted transferees will be entitled to registration rights for the forward purchase shares pursuant to the registration rights agreement that the Company will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. The holders of the majority of the securities under the registration rights agreement entered into with the Sponsor, byNordic Holdings, byNordic Holdings II and the Company's other initial stockholders are entitled to make up to three demands, excluding short form demands, that the Company register such securities. The holders of a majority of the forward purchase shares that Rothesay may purchase pursuant to the forward purchase agreement are entitled to make a single demand that the Company register such securities pursuant to the registration rights agreement that the Company will enter into with Rothesay if Rothesay purchases forward purchase shares pursuant to the forward purchase agreement. In addition, the holders of the securities under each of these registration rights agreements have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company's initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting agreement

The Company has granted the underwriters a 45-day option from February 8, 2022, to purchase up to 2,250,000 additional Units to cover over-allotments. On February 16, 2022, the underwriters fully exercised their over-allotment option.

The underwriters received a cash underwriting discount of approximately 2% of the gross proceeds of the IPO, or $3,000,000, upon the IPO.

Additionally, the underwriters entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $5,250,000, upon the completion of the Company's initial Business Combination.

Anchor Investors

The anchor investors (none of which are affiliated with any member of the Company’s management team, the Sponsor or any other anchor investor) purchased in the aggregate approximately $146.4 million of the units which is approximately 97.6% of the units in the IPO at the public offering price; provided, that no more than $14.85 million of the units in the IPO purchased by each anchor investor in such manner. Further, the anchor investors entered into separate letter agreements with the Company and the Sponsor and byNordic Holdings pursuant to which, subject to the conditions set forth therein, the anchor investors purchased, upon the closing of the IPO, for nominal consideration, an aggregate of 1,109,091 Founder Shares held by the Sponsor and byNordic Holdings on a pro rata basis according to the number of Founder Shares held by each of the Sponsor (after deducting certain shares held for the benefit of officers and directors) and byNordic Holdings (or, in the alternative, the Sponsor and byNordic Holdings shall forfeit the relevant number of Founder Shares to the Company in order for its to issue the same number of Founder Shares to the anchor investors). The negotiations between us, the Sponsor and byNordic Holdings and each anchor investor were separate and there are no arrangements or understandings among the anchor investors with regard to voting, including voting with respect to the initial Business Combination other than with respect to the voting of their Founder Shares as described below.

The anchor investors have not been granted any stockholder or other rights that are in addition to those granted to the Company’s other public stockholders and purchased the Founder Shares for nominal consideration. Each anchor investor has agreed in its individually negotiated letter agreement entered into with the Company and the Sponsor and byNordic Holdings to vote its Founder Shares to approve the Company's initial Business Combination except to the extent that such anchor investor has notified the Company that its internal compliance procedures prevents it from entering into an agreement controlling the manner in which it will vote its Founder Shares in any manner including, without limitation, voting to approve the Company's initial Business Combination. Further, unlike some anchor investor arrangements of other blank check companies, the anchor investors are not required to (i) hold any units, Class A common stock or warrants that they may purchase in the IPO or thereafter in the open market for any amount of time or (ii) refrain from exercising their right to redeem their public shares at the time of the Company's initial Business Combination. The anchor investors will have no rights to the funds held in the Trust Account with respect to the Founder Shares held by them. The anchor investors will have the same rights to the funds held in the Trust Account with respect to the Class A common stock underlying the units they may purchase the IPO as the rights afforded to the Company's other public stockholders.

Deferred Legal Fees

The Company’s legal counsel has agreed to defer legal fees in the amount of $175,000, which amount will be paid from the funds held in the trust account upon and concurrently with the completion of an initial Business Combination. The Company’s legal counsel will not be entitled to any interest accrued on the deferred legal fees.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001. At February 11, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock, with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At February 11, 2022, there were 850,000 shares of Class A common stock issued and outstanding, (excluding 15,000,000 shares subject to possible redemption).

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock, with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. On February 22, 2021, the Company effected a stock dividend of 0.5 shares for each share of Class B common stock outstanding. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings and certain of the Company's executive officers and directors holding an aggregate of 5,750,000 Founder Shares. At September 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 25% of the Company’s issued and outstanding common stock after the IPO through ownership of shares of Class B common stock (assuming the Sponsor does not purchase any Public Shares in the IPO and including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the Private Shares, any shares of Class A common stock issued to the Sponsor or its affiliates upon the conversion of working capital loans, any securities issued or issuable to any seller in an initial Business Combination and any shares issuable upon exercise of the warrants (referred to herein as the excluded shares). All shares and associated amounts have been retroactively restated to reflect the share surrender and stock dividends (see Note 5). As of February 11, 2022, the over-allotment option was not exercised.

Holders of Class A common stock and Class B common stock will be entitled to one vote for each share. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement but excluding from such calculation the excluded shares).

NOTE 8 – FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial instruments that are measured at fair value on a recurring basis as of February 11, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level 1	Level 2	Level 3
Liabilities:
Over-allotment liability	$—	$—	$144,230

The Over-allotment liability were accounted for as liability in accordance with ASC 815-40 and are presented within liabilities on the balance sheet.

On February 16, 2022, the underwriters fully exercised their over-allotment option resulting in the de-recognition of the over-allotment option on the balance sheet.

The Company used a Black Scholes model to value the unexercised over-allotment option. The over-allotment liability was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company utilized the volatility of the units of the comparable companies for the last 45 days. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the exercise period of the over-allotment unit.

The key inputs into the Black Scholes model for the over-allotment liability was as follows at initial measurement:

Input	February 11, 2022
Risk-free interest rate	0.11%
Expected term (years)	0.12
Expected volatility	4.5%
Exercise price	$10.00
Unit price	$10.00

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date through the date the financial statement was issued. Based on this review, the Company did not identify any subsequent events other than as noted below that would have required adjustment or disclosure in the financial statement.

On February 18, 2022, the underwriters fully exercised the over-allotment. As a result the over-allotment option on the balance sheet was de-recognized and no shares of the Class B common stock are subject to forfeiture.